UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2003

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware 000-21669 95-4313013 (State or Other Jurisdiction (Commission File Number) (IRS Employer of Incorporation) Identification No.)

15550 Lightwave Drive

Clearwater, Florida  33760

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:   (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, our inability to achieve sustained operating profitability, our expected need for additional funding and the other risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q.  These statements are only predictions and actual results could differ materially from those projected in the forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward looking statements.

Item 5.  Other Events and Required FD Disclosure.

Seth P. Joseph Matter

As previously disclosed, a judgment for $5.2 million inclusive of interest and costs was granted against Digital Lightwave, Inc. ("Digital") during 2002 in connection with a dispute with Seth P. Joseph, a former Digital employee.  Digital posted a $4.8 million bond to enable it to appeal the arbitrator's award.  In January 2003, Digital also paid approximately $1.0 million into an escrow account for legal fees and interest associated with this action.  A hearing for the appeal was held on April 15, 2003.

On April 23, 2003, the appellate court affirmed the decision and judgment of the Circuit Court.  As a result of the appellate court's decision, which will not be appealed further by Digital, Digital will be required to pay the amount of the judgment on May 9, 2003.

Mr. Joseph has also filed motions seeking the award of additional fees and costs incurred by him in connection with the judgment.  Although the court has determined that Mr. Joseph is entitled to an award for these fees and costs, the amount of the award has not yet been determined.  A hearing to determine the amount of the award has been scheduled in June 2003.  The amount of the award has not yet been determined.

Additional details regarding the dispute with Mr. Joseph are set forth in Digital's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, under "Part I—Item 2. Legal Proceedings."

$500,000 Loan from Optel

On April 29, 2003, Digital borrowed $500,000 from Optel, LLC ("Optel") pursuant to a Secured Promissory Note (the "Optel Note").  Optel is an entity controlled by Digital's majority shareholder and current chairman of the board of directors, Dr. Bryan Zwan.  The Optel Note (a) bears interest at an annual rate equal to 10% per annum, (b) is secured by a first priority security interest in substantially all of the assets of Digital pursuant to a Fifth Amended and Restated Security Agreement, dated as of April 29, 2003 (the "Security Agreement"), and (c) may be prepaid at any time.  Digital used the proceeds from the note for general corporate and working capital purposes.  The Optel Note matures on July 31, 2004, unless certain specified events occur accelerating the maturity.  Digital's total indebtedness to Optel is now $2.46 million.

The Optel Note and the Security Agreement are attached hereto as exhibits and are incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Note and the Security Agreement.

As previously disclosed, Digital has insufficient short-term resources for the payment of its current liabilities.  Various creditors have contacted Digital in order to demand payment for outstanding liabilities owed to them.  Digital is in discussions with such creditors and is seeking to restructure its outstanding liabilities.  In order to alleviate its working capital shortfall, Digital is attempting to raise additional debt and/or equity financing.  Digital has received a commitment letter from Optel for the provision of a $11.96 million credit facility to be secured by substantially all of the Company’s assets, inclusive of the $2.46 million already extended by Optel on April 29, 2003.  Optel would not receive any warrants or other equity consideration for making this facility available.  The closing of the facility is subject to the execution of definitive agreements, which will contain customary representations, warranties and covenants, in light of the financial condition of the Company.   The Company and Optel are currently negotiating the definitive agreement and the Company expects to close the facility in the near term.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Exhibits.

4.1

Secured Promissory Note, dated as of April 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

4.2

Fifth Amended and Restated Security Agreement, dated as of April 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

*

The Registrant hereby agrees to furnish to the Securities and Exchange Commission supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date:  May 8, 2003

By:

/s/  JAMES GREEN

James Green

Chief Executive Officer

and President

EXHIBIT INDEX

Number

Description

4.1

Secured Promissory Note, dated as of April 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

4.2

Fifth Amended and Restated Security Agreement, dated as of April 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.